UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 23, 2010

GREEN ENERGY LIVE,  INC.
(Exact name of registrant as specified in Charter)

Nevada	333-148661	33-1155965
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1740 44th Street, Suite 5-230
Wyoming, MI  49519-6443
(Address of Principal Executive Offices)

(866) 460-7336
(Registrants Telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(B) - NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On or about August 23, 2010, Green Energy Live, Inc.’s (the “Company”) management and Board of Directors were advised by its auditor of record, M&K CPAS, PLLC (“M&K”), that the Company’s financial statements contained within the Company’s 10-K for the year ended December 31, 2009 and 10-Q for the quarter ended March 31, 2010, contain misstatements regarding our classification of convertible promissory notes as derivative liabilities, classification of cash/accrued expenses, and common stock subscriptions and that such previously filed quarterly and yearly financial statements should no longer be relied upon, as previously presented.  The errors resulted in an understatement of the Company’s liabilities and an overstatement of its additional paid in capital account, and an overstatement of the Company’s net loss.

The Company intends to file its 10-Q for the period ended June 30, 2010 with restated audited December 31, 2009 financial statements and unaudited restatements of the quarter ended March 31, 2010.

The Company’s Audit Committee has discussed with M&K the matters disclosed in this Current Report on Form 8-K pursuant to Item 4.02(b).

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

d)           Exhibits

No.	Exhibits

7.1	Letter from M&K CPAS PLLC, dated August 23, 2010.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREEN ENERGY LIVE, INC. (Registrant)

Date: August 23, 2010	By:	/s/ Karen Clark
Karen Clark Chief Executive Officer and Principal Financial Officer